RUSSELL INVESTMENTS EXCHANGE TRADED FUNDS

AMENDED AND RESTATED

DECLARATION OF TRUST

FEBRUARY 24, 2025

-i-

RUSSELL INVESTMENTS EXCHANGE TRADED FUNDS

AMENDED AND RESTATED DECLARATION OF TRUST

AMENDED AND RESTATED DECLARATION OF TRUST made as of the 24th day of February, 2025, by the Trustees hereunder.

WHEREAS this Trust is authorized to issue its shares of beneficial interest in separate series, all in accordance with the provisions hereinafter set forth;

WHEREAS the Trustees have agreed to manage all property coming into their hands as trustees of a Delaware statutory trust in accordance with the provisions hereinafter set forth;

WHEREAS the parties hereto intend that the Trust created by the Declaration of Trust dated August 6, 2024 and the Certificate of Trust dated August 6, 2024 and filed with the Secretary of State of the State of Delaware shall constitute a statutory trust under the Delaware Statutory Trust Act and that this Declaration of Trust shall constitute the governing instrument of such statutory trust; and

WHEREAS the Trustees have determined to amend and restate in its entirety the Trust’s Declaration of Trust dated as of August 6, 2024.

NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of shares of beneficial interest in this Trust or Series created hereunder as hereinafter set forth.

ARTICLE I

THE TRUST

Section 1.1. Name. This Trust shall be known as “RUSSELL INVESTMENTS EXCHANGE TRADED FUNDS” and the Trustees shall conduct the business of the Trust under that name or any other name or names as they may from time to time determine. Any name change shall become effective upon the approval by the Trustees of the new name and the effectiveness of a filing of a certificate of amendment pursuant to Section 3810(b) of the Delaware Statutory Trust Act. Any such instrument shall not require the approval of the Shareholders, but shall have the status of an amendment to this Declaration of Trust.

Section 1.2. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

(a) “Bylaws” shall mean the Bylaws of the Trust, as amended or restated from time to time;

(b) “Classes” shall mean a sub-division of the Trust, established by this Declaration of Trust or by action of the Trustees, consisting of a portion of the Shares of a Series, provided that all Shares of a Series shall have a proportionate undivided interest in the assets of such Series as determined in accordance with the rights and preferences established as to each such Class;

(c) “Commission” shall have the meaning given it in the 1940 Act;

(d) “Declaration of Trust” shall mean this Amended and Restated Declaration of Trust as amended or restated from time to time;

(e) “Delaware General Corporation Law” means the Delaware General Corporation Law, 8 Del. C. § 100, et. seq., as amended from time to time.

(f) “Delaware Statutory Trust Act” shall mean the provisions of the Delaware Statutory Trust Act, 12 Del. C. § 3801, et. seq., as such Act may be amended from time to time.

(g) “Distribution Plan” refers to any plan adopted in accordance with Rule 12b-1 of the 1940 Act;

(h) “Interested Person” shall have the meaning given to such term in the 1940 Act;

(i) “Shareholder” means a record owner of Shares;

(j) “Shareholder Services Plan” shall mean any Shareholder Services Plan of the Trust as amended from time to time, including a Shareholder Services Plan that also provides for distribution services;

(k) “Shares” refers to the transferable units of interest into which the beneficial interest in the Trust and each Series of the Trust (as the context may require) shall be divided from time to time;

(l) “Series” refers to Series of Shares established and designated under or in accordance with the provisions of Article IV;

(m) The “Trust” refers to the Delaware statutory trust established by this Declaration of Trust, as amended from time to time, inclusive of each and every Series established hereunder;

(n) “Trustees” refers to the Trustees of the Trust named herein or elected in accordance with Article III and then in office; and

(o) The “1940 Act” refers to the Investment Company Act of 1940 or any successor statute enacted by Congress and the Rules and Regulations thereunder or exemptive orders issued thereunder which are applicable to the Trust, all as amended from time to time.

ARTICLE II

PURPOSE OF TRUST

The purpose of the Trust is to operate as an investment company and to offer Shareholders of the Trust and each Series of the Trust one or more investment vehicles investing primarily in securities and other financial instruments.

ARTICLE III

THE TRUSTEES

Section 3.1. Number, Designation, Election, Term, etc.

(a) [Reserved].

(b) Number. The Trustees serving as such, whether currently a Trustee or hereafter becoming a Trustee, may increase or decrease the number of Trustees to a number other than the number previously determined. No decrease in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of such Trustee’s term, but the number of Trustees may be decreased in conjunction with the removal of a Trustee pursuant to subsection (e) of this Section 3.1.

(c) Election and Term. Each Trustee, whether currently a Trustee or hereafter becoming a Trustee, shall serve as a Trustee of the Trust during the lifetime of this Trust and until its termination as hereinafter provided except as such Trustee sooner dies, retires, resigns or is removed. Subject to Section 16(a) of the 1940 Act, the Trustees may elect their own successors, designate new and additional Trustees, and may, pursuant to

Section 3.1(f) hereof, appoint Trustees to fill vacancies; provided, however, that the selection and nomination of the Trustees who are not interested persons of the Trust (as that term is defined in the 1940 Act) shall be, and is, committed to the discretion of such disinterested Trustees. Trustees need not be shareholders upon their nomination or election; provided, that nothing in this Declaration of Trust shall be deemed to prohibit the Board of Trustees from adopting a policy mandating Trustee share ownership following nomination or election.

(d) Resignation and Retirement. Any Trustee may resign his or her trust or retire as a Trustee, by written instrument signed by him or her and delivered to the Chairman of the Board, the President or the Secretary (other than to himself or herself), or at a meeting of the Board of Trustees. Such resignation or retirement shall take effect upon such delivery or upon such later date as is specified in such instrument. Notwithstanding the foregoing, a retirement by a Trustee required by or in accordance with any policy approved and adopted by a majority of the Trustees with respect to retirements of Trustees (including, but not limited to, any policy providing for mandatory retirement of Trustees upon their attainment of a specified age) shall be governed by and take effect in accordance with such policy. Except to the extent expressly provided in a written agreement with the Trust or resolution of the Board of Trustees, no Trustee resigning shall have any right to any compensation for any period following his or her resignation.

(e) Removal. Any Trustee may be removed with or without cause at any time: (i) by written instrument, signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date upon which such removal shall become effective; (ii) by vote of at least two-thirds of the number of Trustees prior to such removal, cast at a duly called meeting of Trustees, specifying the date upon which such removal shall become effective; or (iii) by vote of Shareholders holding not less than two-thirds of the Shares then outstanding, cast in person or by proxy at any meeting called for the purpose, specifying the date upon which such removal shall become effective; or (iv) by a written declaration signed by Shareholders holding not less than two-thirds of the Shares then outstanding, and such declaration shall become effective when filed with the Trust’s Secretary.

(f) Vacancies. Any vacancy or anticipated vacancy resulting from any reason, including without limitation the death, resignation, retirement, removal or incapacity of any of the Trustees, or resulting from an increase in the number of Trustees by the other Trustees, may (but need not, unless required by the 1940 Act) be filled by a majority of the remaining Trustees, subject to the provisions of Section 16(a) of the 1940 Act, through the appointment in writing of such other person as such remaining Trustees in their discretion shall determine, and such appointment shall be effective upon the written acceptance of the person named therein to serve as a Trustee and agreement by such person to be bound by the provisions of this Declaration of Trust, except that any such appointment in anticipation of a vacancy to occur by reason of retirement, resignation, or increase in number of Trustees to be effective at a later date shall become effective only at or after the effective date of said retirement, resignation, or increase in number of Trustees. As soon as any Trustee so appointed shall have accepted such appointment and shall have agreed in writing to be bound by this Declaration of Trust and the appointment is effective, the Trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance.

(g) Effect of Death, Resignation, etc. The death, resignation, retirement, removal, or incapacity of the Trustees, or any one of them, shall not operate to annul or terminate the Trust or to revoke or terminate any existing agency or contract created or entered into pursuant to the terms of this Declaration of Trust or the Bylaws.

(h) No Accounting. Except to the extent required by the 1940 Act or under circumstances which would justify the Trustee’s removal for cause, no person ceasing to be a Trustee as a result of the Trustee’s death, resignation, retirement, removal or incapacity (nor the estate of any such person) shall be required to make an accounting to the Shareholders or remaining Trustees upon such cessation.

Section 3.2. Powers of Trustees. Except as otherwise provided by the 1940 Act or other applicable law, this Declaration of Trust or the Bylaws, any action to be taken by the Trustees on behalf of the Trust or any Series may be taken by (1) a quorum of the Trustees then in office at a meeting held as permitted in accordance with the Bylaws, or (2) written consents of a majority of the Trustees then in office.

To the fullest extent permitted by applicable law, except as the Trustees may otherwise determine: (a) any requirements in this Declaration of Trust or in the Bylaws that any action be taken by means of any writing, including, without limitation, any written instrument, any written consent or any written agreement, shall be deemed to be satisfied by means of any electronic record in such form that is capable of conversion into a written form within a reasonable time; and (b) any requirements in this Declaration of Trust or in the Bylaws that any writing be signed shall be deemed to be satisfied by any electronic signature.

Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility and the purpose of the Trust. Without limiting the foregoing, the Trustees may:

•

adopt Bylaws not inconsistent with this Declaration of Trust providing for the conduct of the business and affairs of the Trust and may amend and repeal them to the extent that such Bylaws do not reserve that right to the Shareholders;

•

may from time to time in accordance with the provisions of Section 4.2 and 4.3, respectively, hereof establish Series and Classes of Series, each such Series to operate as a separate and distinct investment medium and with separately defined investment objectives and policies and distinct investment purpose;

•

as they consider appropriate elect and remove officers and appoint and terminate agents and consultants and hire and terminate employees, any one or more of the foregoing of whom may be a Trustee, and may provide for the compensation of all of the foregoing; they may appoint from their own number, and terminate, any one or more committees consisting of two or more Trustees, including without implied limitation an executive committee, which may, when the Trustees are not in session and subject to the 1940 Act, exercise some or all of the power and authority of the Trustees as the Trustees may determine;

•

in accordance with the Bylaws, they may appoint from their own number, and terminate, a Chairman or Vice Chairman for the purpose of presiding at meetings of the Board of Trustees and exercising and performing such other powers and duties as the Board may determine;

•

in accordance with Section 3.3, they may employ one or more advisers, administrators, depositaries and custodians and may authorize any depositary or custodian to employ subcustodians or agents and to deposit all or any part of such assets in a system or systems for the central handling of securities and debt instruments, retain transfer, dividend, accounting or Shareholder servicing agents or any of the foregoing, provide for the distribution of Shares by the Trust through one or more distributors, principal underwriters or otherwise, set record dates or times for the determination of Shareholders or various of them with respect to various matters;

•

compensate or provide for the compensation of the Trustees, officers, advisers, administrators, custodians, other agents, consultants and employees of the Trust or the Trustees on such terms as they deem appropriate; and

•

in general delegate to any Chairman, Vice Chairman, to any officer of the Trust, to any committee of the Trustees (including any Chairman and/or Vice Chairman thereof) and to any employee, adviser, administrator, distributor, depositary, custodian, transfer and dividend disbursing agent, or any other agent or consultant of the Trust such authority, powers, functions and duties as they consider desirable or appropriate for the conduct of the business and affairs of the Trust, including without implied limitation the power and authority to act in the name of the Trust and of the Trustees, to sign documents, to act as attorney-in-fact for the Trustees and to exercise any right or power of the Trustees under this Declaration of Trust and the Bylaws.

In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees. The Trustees have the power to construe and interpret this Declaration of Trust and to act upon any such construction or interpretation. Any construction or interpretation of this Declaration of Trust by the Trustees and any action taken pursuant thereto made by the Trustees in good faith shall, in each case, be conclusive and binding on all Shareholders and all other persons for all purposes. Except as required by federal law including the 1940 Act, the

Trustees shall not owe any fiduciary duty to the Trust or any Series or Class or any Shareholder. Unless another standard is specified herein, in conducting the business of the Trust and in exercising their rights and powers hereunder, the Trustees may take any actions and make any determinations in their subjective belief that such actions or determinations are in, or not opposed to, the best interest of the Trust. Unless otherwise expressly provided herein or required by federal law including the 1940 Act, the Trustees shall act in their sole discretion and may take any action or exercise any power without any vote or consent of the Shareholders. The term “good faith” as used in this Declaration of Trust shall mean the subjective belief of the person permitted or required to make a decision or take an action.

Without limiting the foregoing and to the extent not inconsistent with the 1940 Act or other applicable law, the Trustees shall have the following power and authority for and on behalf of the Trust and each Series:

(a) Investments. To invest and reinvest cash and other property, and to hold cash or other property uninvested without in any event being bound or limited by any present or future law or custom in regard to investments by Trustees;

(b) Disposition of Assets. To sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust;

(c) Ownership Powers. To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities, debt instruments or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities, debt instruments or property as the Trustees shall deem proper;

(d) Subscription. To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities or debt instruments;

(e) Form of Holding. To hold any security, debt instrument or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees or of the Trust or of any Series or in the name of a custodian, subcustodian or other depositary or a nominee or nominees or otherwise;

(f) Reorganization, etc. To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security or debt instrument of which is or was held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security or debt instrument held in the Trust;

(g) Voting Trusts, etc. To join with other holders of any securities or debt instruments in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security or debt instrument with, or transfer any security or debt instrument to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security or debt instrument (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

(h) Compromise. To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any Series on any matter in controversy, including but not limited to claims for taxes;

(i) Partnerships, etc. To enter into joint ventures, general or limited partnerships and any other combinations or associations;

(j) Borrowing and Security. To borrow funds and to mortgage and pledge the assets of the Trust or any Series or any part thereof to secure obligations arising in connection with such borrowing;

(k) Guarantees, etc. To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust property (or Series property) or any part thereof to secure any of or all such obligations;

(l) Insurance. To purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, consultants, investment advisers, managers, administrators, distributors, principal underwriters, or independent contractors, or any thereof (or any person connected therewith), of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person in any such capacity, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability;

(m) Pensions, etc. To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trust and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust; and

(n) Resident Agent. To appoint an agent as the Trust’s resident agent in the State of Delaware and to appoint any successor or additional resident agent in the State of Delaware.

(o) Listing. To list the Shares of any Series or Class of the Trust on one or more exchanges or other trading markets in accordance with applicable law and applicable rules of the exchange or trading market;

Section 3.3. Certain Contracts. Subject to compliance with the provisions of the 1940 Act, but notwithstanding any limitations of present and future law or custom in regard to delegation of powers by trustees generally, the Trustees may, at any time and from time to time and without limiting the generality of their powers and authority otherwise set forth herein, enter into one or more contracts with any one or more corporations, trusts, associations, partnerships, limited partnerships, other types of organizations, or individuals (“Contracting Party”), to provide for the performance and assumption of some or all of the following services, duties and responsibilities to, for or on behalf of the Trust and/or any Series, and/or the Trustees, and to provide for the performance and assumption of such other services, duties and responsibilities in addition to those set forth below as the Trustees may determine appropriate, and to authorize such Contracting Party to employ or retain any one or more corporations, trusts, associations, partnerships, limited partnerships, other types of organizations, or individuals to provide to the Trust or to the Contracting Party such services:

(a) Advisory and Sub-Advisory. Subject to the general supervision of the Trustees and in conformity with the stated policy of the Trustees with respect to the investments of the Trust or of the assets belonging to any Series of the Trust (as that phrase is defined in subsection (a) of Section 4.2), to appoint an adviser and sub-advisers to manage such investments and assets, make investment decisions with respect thereto, and to place purchase and sale orders for portfolio transactions relating to such investments and assets;

(b) Administration. Subject to the general supervision of the Trustees and in conformity with any policies of the Trustees with respect to the operations of the Trust and each Series, to supervise all or any part of the operations of the Trust and each Series, and to provide all or any part of the administrative and clerical personnel, office space and office equipment and services appropriate for the efficient administration and operations of the Trust and each Series;

(c) Distribution. To distribute the Shares of the Trust and each Series, to be principal underwriter of such Shares, and/or to act as agent of the Trust and each Series in the sale of Shares and the acceptance or rejection of orders for the purchase of Shares;

(d) Custodian and Depositary. To act as depositary for and to maintain custody of the property of the Trust and each Series and accounting records in connection therewith;

(e) Transfer and Dividend Disbursing Agency. To maintain records of the ownership of outstanding Shares, the issuance and redemption and the transfer thereof, and to disburse any dividends declared by the Trustees and in accordance with the policies of the Trustees and/or the instructions of any particular Shareholder to reinvest any such dividends;

(f) Shareholder Servicing. To provide service with respect to the relationship of the Trust and its Shareholders, records with respect to Shareholders and their Shares, and similar matters; and

(g) Accounting. To handle all or any part of the accounting responsibilities, whether with respect to the Trust’s properties, Shareholders or otherwise.

The same person may be the Contracting Party for some or all of the services, duties and responsibilities to, for and of the Trust and/or the Trustees, and the contracts with respect thereto may contain such terms interpretive of or in addition to the delineation of the services, duties and responsibilities provided for, including provisions that are not inconsistent with the 1940 Act relating to the standard of duty of and the rights to indemnification of the Contracting Party and others, as the Trustees may determine. Nothing herein shall preclude, prevent or limit the Trust or a Contracting Party from entering into sub-contractual arrangements relative to any of the matters referred to in Sections 3.3(a) through (g) hereof.

The fact that:

(i) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter or distributor or agent of or for any Contracting Party, or of or for any parent or affiliate of any Contracting Party or that the Contracting Party or any parent or affiliate thereof is a Shareholder or has an interest in the Trust or any Series, or that

(ii) any Contracting Party may have a contract providing for the rendering of any similar services to one or more other corporations, trusts, associations, partnerships, limited partnerships or other organizations, or have other business or interests, shall not affect the validity of any contract for the performance and assumption of services, duties and responsibilities to, for or of the Trust or any Series and/or the Trustees or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust, any Series or its Shareholders, provided that in the case of any relationship or interest referred to in the preceding clause (i) on the part of any Trustee or officer of the Trust either (x) the material facts as to such relationship or interest have been disclosed to or are known by the Trustees not having any such relationship or interest and the contract involved is approved in good faith by a majority of such Trustees not having any such relationship or interest (even though such unrelated or disinterested Trustees are less than a quorum of all of the Trustees), (y) the material facts as to such relationship or interest and as to the contract have been disclosed to or are known by the Shareholders entitled to vote thereon and the contract involved is specifically approved in good faith by vote of the Shareholders, or (z) the specific contract involved is fair to the Trust as of the time it is authorized, approved or ratified by the Trustees or by the Shareholders.

Section 3.4. Payment of Trust Expenses and Compensation of Trustees. The Trustees are authorized to pay or to cause to be paid out of the principal or income of the Trust or any Series, or partly out of principal and partly out of income, and to charge or allocate the same to, between or among such one or more of the Series that may be established and designated pursuant to Article IV, as the Trustees deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust or any Series or Class, or in connection with the management thereof, including, but not limited to, the Trustees’ compensation and such expenses and charges for the services of the Trust’s officers, employees, investment adviser, administrator, distributor, principal underwriter, auditor, counsel, depositary, custodian, transfer agent, dividend disbursing agent, accounting agent, shareholder servicing agent, and such other agents, consultants, and independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

Section 3.5. Ownership of Assets of the Trust. Title to all of the assets of the Trust shall at all times be considered as vested in the Trust, except that the Trustees shall have power to cause legal title to any Trust property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other person as nominee, on such terms as the Trustees may determine with the same effect as if such property were held in the name of the Trust.

ARTICLE IV

SHARES

Section 4.1. Description of Shares. The beneficial interest in the Trust shall be divided into Shares, all at $.01 par value, but the Trustees shall have the authority from time to time to divide the Shares into two or more Series of Shares (each of which Series of Shares shall be a separate and distinct Series of the Trust, including without limitation those Series specifically established and designated in Schedule A attached hereto (“Schedule A”), as they deem necessary or desirable. The Trustees shall have exclusive power without the requirement of shareholder approval to establish and designate such separate and distinct Series, and to fix and determine the relative rights and preferences as between the shares of the separate Series as to right of redemption and the price, terms and manner of redemption, special and relative rights as to dividends and other distributions and on liquidation, sinking or purchase fund provisions, conversion rights, and conditions under which the several Series shall have separate voting rights or no voting rights.

The number of authorized Shares and the number of Shares of each Series and Class that may be issued is unlimited, and the Trustees may issue Shares of any Series and Class for such consideration and on such terms as they may determine (or for no consideration if pursuant to a Share dividend or split-up), all without action or approval of the Shareholders. All Shares when so issued on the terms determined by the Trustees shall be fully paid and nonassessable (but may be subject to mandatory contribution back to the Trust as provided in subsection (g) of Section 4.2). The Trustees may classify or reclassify any Shares of the Trust or any Series or Class into Shares of one or more Series or Classes (whether the Shares to be classified or reclassified are issued and outstanding or unissued and whether such Shares constitute part or all of the Shares of the Trust or such Series or Class). The Trustees may hold as treasury Shares, reissue for such consideration and on such terms as they may determine, or cancel, at their discretion from time to time, any Shares of any Series or Class reacquired by the Trust.

In addition, the Trustees shall have the exclusive power, with or without Shareholder approval, to establish and designate, and to issue by Classes, Shares of any Series or to divide the Shares of any Series into Classes, each Class having such different dividend, liquidation, voting, and other rights as the Trustees may determine in their sole discretion. The fact that Shares of a Series shall have been issued without the designation of any Classes of such Series, or of any specific Class of such Series, shall not limit the authority of the Trustees to establish and designate such Shares as a Class, or to establish and designate one or more Classes or additional Classes, without the approval of Shareholders of such Series, provided that the establishment and designation of any Class of a Series shall not materially adversely affect the rights of any existing Shareholder. In furtherance thereof, any Shares designated and issued by a Series for which no Class shall have been designated shall be deemed to be Class S Shares of the Series.

The Trustees may from time to time close the transfer books or establish record dates and times for the purposes of determining the holders of Shares entitled to be treated as such, to the extent provided or referred to in Section 5.3.

The establishment of any Series or Class of Shares shall be effective upon the adoption by the Trustees of a resolution that sets forth the designation of, or otherwise identifies, such Series or Class, whether directly in such resolution or by reference to, or approval of, another document that sets forth the designation of, or otherwise identifies, such Series or Class including any registration statement, any amendment and/or restatement of this Declaration of Trust and/or Schedule A or as otherwise provided in such resolution. Upon the establishment of any Series or Class of Shares or the termination of any existing Series or Class of Shares (as set forth in Section 7.1), Schedule A shall be amended to reflect the addition or termination of such Series or Class and any officer of the Trust is hereby authorized to make such amendment; provided that the amendment of Schedule A shall not be a condition precedent to the establishment or termination of any Series or Class in accordance with this Declaration of Trust. The relative rights and preferences of each Series and each Class shall be as set forth herein and as set forth in any registration statement relating thereto, unless otherwise provided in the resolution establishing such Series or Class. Any action that may be taken by the Trustees with respect to any Series or Class, including any addition, modification, division, combination, classification, reclassification, change of name or termination may be made in the same manner as the establishment of such Series or Class (without vote of the Shareholders).

Notwithstanding anything contained herein to the contrary, the Trustees in their discretion may, from time to time, without vote of the Shareholders, determine to issue Shares of any Series or Class only in lots of such aggregate number of Shares as shall be determined at any time by the Trustees in their sole discretion to be called “Creation Units,” and to charge such transaction fees or such other fees as the Trustees shall determine, and the Trustees in their discretion may, from time to time, without vote of the Shareholders, determine to alter the number of Shares constituting a Creation Unit. The amount of shares constituting a Creation Unit for one Series or Class shall not affect the amount of shares constituting a Creation Unit for another Series or Class. The issuance of Creation Units by any Series or Class shall not affect the ability of any other Series or Class to issue Shares that do not comprise Creation Units.

Any Trustee, officer or other agent of the Trust, and any organization in which any such person is interested, may acquire, own, hold and dispose of Shares of any Series of the Trust to the same extent as if such person were not a Trustee, officer or other agent of the Trust; and the Trust may issue and sell or cause to be issued and sold and may purchase Shares of any Series and Class from any such person or any such organization subject only to the general limitations, restrictions or other provisions applicable to the sale or purchase of Shares of such Series and Class generally.

Section 4.2. Establishment and Designation of Series. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Series, the Trust shall consist of the Series indicated on Schedule A, as such Schedule A may be amended from time to time.

Shares of the above-referenced Series and any Shares of any further Series that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Series at the time of establishing and designating the same) have the following relative rights and preferences, and the power of the Trustees to establish relative rights and preferences of Series pursuant to this Section 4.2 shall not detract from or limit the power of the Trustees under Section 4.1 to determine and set the relative rights and preferences of any Class thereof:

(a) Assets Belonging to Series. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held by the Trustees in trust for the benefit of the holders of Shares of that Series and shall irrevocably belong to that Series for all purposes, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Items (as hereinafter defined) allocated to that Series as provided in the following sentence, are herein referred to as “assets belonging to” that Series. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series (collectively “General Items”), the Trustees shall allocate such General Items to and among any one or more of the Series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable; and any General Items so allocated to a particular Series shall belong to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

(b) Liabilities Belonging to Series. The assets belonging to each particular Series shall be charged with the liabilities in respect of that Series and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges and reserves allocated and so charged to a Series are herein referred to as “liabilities belonging to” that Series. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes. Any creditor of any Series may look only to the assets of that Series to satisfy such creditor’s debt. All liabilities belonging to a particular Series shall be enforceable against the assets belonging to such Series only and not against the assets of the Trust generally or against the assets belonging to any other Series and, except as otherwise provided in this Declaration of Trust with respect to the allocation of General Items, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets of such Series. Notice of this limitation on inter-Series liabilities shall be set forth in the Certificate of Trust or in an amendment thereto. To the extent required by Section 3804(a) of the Delaware Statutory Trust Act in order to give effect to the limitation on inter-Series liabilities set forth in this Section 4.2(b), (i) separate and distinct records shall be maintained for each Series, (ii) the assets held with respect to each Series shall be held in such separate and distinct records (directly or indirectly, including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the assets held with respect to all other Series and the general assets of the Trust not allocated to such Series and/or (iii) the records maintained for each Series shall account for the assets held with respect to such Series separately from the assets of any other Series and from the general assets of the Trust not allocated to such Series.

The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

(c) Dividends. Dividends and distributions on Shares of a particular Series or Class thereof may be paid with such frequency as the Trustees may determine, which may be daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the holders of Shares of that Series or Class thereof. Dividends and distributions on Shares of a particular Series may be paid from such of the income and capital gains, accrued or realized, from the assets belonging to that Series, as the Trustees may determine, after providing for actual and accrued liabilities belonging to that Series. Dividends and distributions on Shares of a particular Series may also be paid from such Series’ capital as required or necessary to comply with applicable law. All dividends and distributions on Shares of a particular Series shall be distributed pro rata to the holders of Shares of Series or Classes of that Series designated by the Trustees in proportion to the number of Shares of that Series held by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure the Trustees may determine that no dividend or distribution shall be payable on Shares as to which the Shareholder’s purchase order and/or payment have not been received by the time or times established by the Trustees under such program or procedure. Such dividends and distributions may be made in cash or Shares of that Series or a combination thereof as determined by the Trustees or pursuant to any program that the Trustees may have in effect at the time for the election by each Shareholder of the mode of the making of such dividend or distribution to that Shareholder. Any such dividend or distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with subsection (g) of Section 4.2.

(d) Voting. On each matter submitted to a vote of the Shareholders, each holder of a Share of each Series shall be entitled to one vote for each whole Share and to a proportionate fractional vote for each fractional Share standing in his name on the books of the Trust and all Shares of each Series entitled to vote shall vote as a separate class except as otherwise required by the 1940 Act. As to any matter which does not affect the interest of a particular Series, only the holders of Shares of the one or more affected Series shall be entitled to vote thereon.

(e) Redemption by Shareholder. Each holder of Shares of a particular Series shall have the right at such times as may be permitted by the Trust to require the Trust to redeem all or any part of such holder’s Shares of that Series at a redemption price equal to the net asset value per Share of that Series next determined in accordance with subsection (g) of this Section 4.2 after the Shares are properly tendered for redemption, less such redemption fee or other charge (including, with respect to the redemption of Creation Units, any transaction fees charged in connection with such a redemption), if any, as may be fixed by the Trustees; provided however that if the Trustees determine, pursuant to Article IV, Section 4.1 hereof, to issue Shares of any Series or Class in Creation Units, then Shares of such Series or Class constituting a Creation Unit shall be redeemable hereunder. Payment of the redemption price of Shares of the Trust or any Series or Class thereof shall be made in cash, in property or in any combination thereof, out of the assets of the Trust or, as applicable, the assets held with respect to such Series, and the composition of any such payment may be different among Shareholders (including differences among Shareholders in the same Series or Class), at such time and in the manner as may be specified from time to time in the applicable registration statement.

Notwithstanding the foregoing, the Trust may postpone payment of the redemption price and may suspend the right of the holders of Shares of any Series to require the Trust to redeem Shares of that Series during any period or at any time when and to the extent permissible under the 1940 Act.

(f) Redemption by Trust. Each Share of each Series that has been established and designated is subject to redemption by the Trust at the redemption price which would be applicable if such Share was then being redeemed by the Shareholder pursuant to subsection (e) of this Section 4.2 for any reason as determined by the Trustees, in their sole discretion, including (i) the determination of the Trustees that direct or indirect ownership of Shares of the Trust or any Series has or may become concentrated in such Shareholder to an extent that would disqualify any Series as a regulated investment company under the Internal Revenue Code of 1986, as amended (“Internal Revenue Code”) (or any successor statute thereto), (ii) the failure of a Shareholder to supply a tax identification number if required to do so, or to have the minimum investment required (which may vary by Series or Class), (iii) if the Share activity of the account or ownership of Shares by a particular Shareholder is deemed by the Trustees either to affect adversely the management of the Trust or any Series or Class or not to be in the best interests of the remaining Shareholders of the Trust or any Series or Class or (iv) the failure of a Shareholder to pay when due for the purchase of Shares issued to him.

(g) Net Asset Value. The net asset value per Share of any Series, or any Class of Shares of a Series, shall be the quotient obtained by dividing the value of the net assets of that Series (being the value of the assets belonging to that Series less the liabilities belonging to that Series), or a Class thereof, by the total number of Shares of that Series (or such Class) outstanding, all determined in accordance with the methods and procedures, including without limitation those with respect to rounding, established by the Trustees from time to time.

The Trustees may determine to maintain the net asset value per Share of any Series at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the 1940 Act for the continuing declarations of income attributable to that Series as dividends payable in additional Shares of that Series at the designated constant dollar amount and for the handling of any losses attributable to that Series. Such procedures may provide that in the event of any loss each Shareholder shall be deemed to have contributed to the capital of the Trust attributable to that Series the Shareholder’s pro rata portion of the total number of Shares required to be cancelled in order to permit the net asset value per Share of that Series to be maintained, after reflecting such loss, at the designated constant dollar amount. Each Shareholder of the Trust shall be deemed to have agreed, by such holder’s investment in any Series with respect to which the Trustees shall have adopted any such procedure, to make the contribution referred to in the preceding sentence in the event of any such loss.

(h) Transfer. Subject to the limitations set forth in Section 4.2(f) above, and in the following paragraph, all Shares of each particular Series shall be freely transferable, but transfers of Shares of a particular Series will be recorded on the Share transfer records of the Trust applicable to that Series only at such times as Shareholders shall have the right to require the Trust to redeem Shares of that Series and at such other times as may be permitted by the Trustees.

(i) Equality. Subject to the provisions herein relating to the issuance of Shares of a Series in one or more Classes, all Shares of each particular Series shall represent an equal proportionate interest in the assets belonging to that Series (subject to the liabilities belonging to that Series), and each Share of any particular Series shall be equal to each other Share of that Series; but the provisions of this sentence shall not restrict any distinctions permissible under subsection (c) of this Section 4.2 that may exist with respect to dividends and distributions on Shares of the same Series. The Trustees may from time to time divide or combine the Shares of any particular Series into a greater or lesser number of Shares of that Series without thereby changing the proportionate beneficial interest in the assets belonging to that Series or in any way affecting the rights of Shares of any other Series.

(j) Fractions. Any fractional Share of any Series, if any such fractional Share is outstanding, shall carry proportionately all the rights and obligations of a whole Share of that Series, including rights and obligations with respect to voting, receipt of dividends and distributions, redemption of Shares, and liquidation of the Trust or any Series.

(k) Conversion Rights. Subject to compliance with the requirements of the 1940 Act, the Trustees shall have the authority to provide that holders of Shares of any Series shall have the right to convert said Shares into Shares of one or more other Series in accordance with such requirements and procedures as may be established by the Trustees.

Section 4.3. Establishment and Designation of Classes of the Series. Without limiting the authority of the Trustees set forth in Section 4.1 of this Declaration of Trust to establish and designate any further Series and Classes of Series, and without affecting the rights and preferences of existing Series and Classes, the Trust shall consist of the Series and Classes indicated on Schedule A, as such Schedule A may be amended from time to time.

The Trustees direct that each Class of Shares of each Series shall have all the relative rights and preferences set forth herein, shall represent an equal proportionate interest in the underlying assets and liabilities of such Series, and shall generally have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, obligations, qualifications and terms and conditions as all other Shares of such Series, except that:

•

each Class of Shares offered in connection with a Distribution Plan will bear, as a charge against distributable income or gains or as a reduction in interest, certain fees under its Distribution Plan and will have exclusive voting rights on matters pertaining to the Distribution Plan of the Class and any related agreements;

•

each Class of Shares offered in connection with a Shareholder Services Plan will bear, as a charge against distributable income or gains or as a reduction in interest, certain fees under its respective Shareholder Services Plan and will have exclusive voting rights on matters pertaining to the Shareholder Services Plan of the Class and any related agreements;

•	each Class of Shares of a Series shall contain such conversion feature as may be required to comply with regulations applicable to the Series or to the issuance of Shares of the Series;

•	each Class of Shares of a Series will bear, as a charge against distributable income or gains or as a reduction in interest, differing amounts of certain expenses attributable to the Class;

•

the Trustees shall provide for differing payments of dividends from income or distributions of gains on a Class of Shares of a Series to reflect different charges against such income or gains or otherwise to equalize the net asset values of the Classes or, in the absence of such policies, the net asset value per share of different Classes of a Series may differ at certain times;

•	each Class of Shares of a Series may be accorded such different exchange privileges from Shares of another Class as the Board may deem proper from time to time;

•	each Class of Shares of a Series shall be subject to such different conditions of redemption, as shall be set forth in the Trust’s registration statement from time to time;

•	each Share of any Class of a Series will vote exclusively on matters solely affecting Shares of that Class, and shall not vote upon matters which do not affect such Class;

•	each Class of Shares of a Series will have a different class designation from any other Class of that Series; and

•

each Class of Shares of a Series may have such additional rights and preferences, or be subject to such restrictions and qualifications, as the Trustees by resolution may determine, consistent with the provisions of the 1940 Act and the Internal Revenue Code, and not otherwise identified above.

Section 4.4. Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or of a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series that has been established and designated. No certificates certifying the ownership of Shares need be issued except as the Trustees may otherwise determine from time to time as set forth in the Bylaws.

Section 4.5. Investments in the Trust. The Trustees may accept investments in the Trust and each Series thereof from such persons and on such terms and for such consideration, not inconsistent with the provisions of the 1940 Act, as they from time to time authorize. The Trustees may authorize any distributor, principal underwriter, custodian, transfer agent or other person to accept orders for the purchase of Shares that conform to such authorized terms and to reject any purchase orders for Shares whether or not conforming to such authorized terms.

To the extent permitted by the 1940 Act and to the extent that the portfolio management and operations of any Series are not adversely affected, each Series may invest its cash assets in Shares of any Series to the extent permitted by the then current Prospectus applicable to such Series. For all Trust purposes, such investments in any Series by other Series will be deemed the issuance of Shares by such Series to the Series and the withdrawal of such investments will be deemed a redemption of Shares of such Series. Similarly, each of the other Series will deem such an investment a purchase or redemption of Shares of such Series. Any Series investing in any Series pursuant to this procedure, will participate equally on a pro-rata basis in all income, capital gains and net assets of such Series and will have all rights and obligations of a Shareholder as provided in this Declaration of Trust, including voting rights hereunder provided, however, that such Shares of such Series issued to such other Series shall be voted by the Trustees in the same proportion as the Shares of such Series which are not held by the other Series.

Section 4.6. No Pre-emptive Rights. Shareholders shall have no pre-emptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

Section 4.7. Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this Declaration of Trust. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to be bound by the terms hereof. The death, incapacity, dissolution, termination, or bankruptcy of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any such Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of such Shareholder under this Declaration of Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a participation or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. No Shareholder shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Series or Class. Neither the Trust nor the Trustees, nor any officer, employee, or agent of the Trust shall have any power to bind personally any Shareholders, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay. Shareholders shall have the same limitation of personal liability as is extended to shareholders of a private corporation for profit organized under the Delaware General Corporation Law.

ARTICLE V

SHAREHOLDERS’ VOTING POWERS AND MEETINGS

Section 5.1. Voting Powers. (a) Shareholders shall have no power to vote on any matter except matters on which a vote of Shareholders is required by applicable law, this Declaration of Trust or resolution of the Trustees. There shall be no cumulative voting in the election or removal of Trustees. Any Shareholder may vote part of the Shares in favor of the proposal and refrain from voting the remaining Shares or vote them against the proposal, but if the Shareholder fails to specify the number of Shares which the Shareholder is voting affirmatively, it will be conclusively presumed that the Shareholder’s approving vote is with respect to the total Shares that the shareholder is entitled to vote on such proposal. Shares may be voted in person or by proxy; provided that a proxy with respect to Shares must be validly executed in accordance with the Bylaws. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the Bylaws to be taken by Shareholders. Ownership of Shares shall not make any Shareholder a third-party beneficiary of any contract entered into by the Trust or any Series or Class.

(b) Notwithstanding any other provision of this Declaration of Trust, on any matters submitted to a vote of the Shareholders, all Shares of the Trust then-entitled to vote shall be voted in aggregate, except: (i) when required by the 1940 Act and/or other applicable law, Shares shall be voted by individual Series or Class; (ii) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Series, then only the Shareholders of such Series shall be entitled to vote thereon; and (iii) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Classes, then only the Shareholders of such Class or Classes shall be entitled to vote thereon.

Section 5.2. Meetings. No annual or regular meeting of Shareholders is required. Special meetings may be called, and notice of any such meeting provided, in accordance with the Bylaws. The Trustees shall promptly call and give notice of a meeting of Shareholders for the purpose of voting upon removal of any Trustee of the Trust when requested to do so in writing by Shareholders holding not less than 10% of the Shares then outstanding. If the Trustees shall fail to call or give notice of any meeting of Shareholders for a period of 30 days after written application by Shareholders holding at least 10% of the Shares then outstanding requesting a meeting be called for any other purpose requiring action by the Shareholders as provided herein or in the Bylaws, then Shareholders holding at least 10% of the Shares then outstanding may call and give notice of such meeting, and thereupon the meeting shall be held in the manner provided for herein in case of call thereof by the Trustees.

Section 5.3. Record Dates. (a) For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding thirty days (except at or in connection with the termination of the Trust), as the Trustees may determine; or without closing the transfer books, the Trustees may fix a date and time not more than one hundred and twenty days prior to the original date of any meeting of Shareholders or other action as the date and time of record for the determination of Shareholders entitled to vote at such meeting or any adjournment thereof, or to be treated as Shareholders of record for purposes of such other action, and any Shareholder who was a Shareholder at the date and time so fixed shall be entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action, even though such holder has since that date and time disposed of such Shares, and no Shareholder becoming such after that date and time shall be so entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action.

(b) For the purpose of determining the Shareholders who are entitled to participate in any dividend or distribution, the Trustees may, from time to time, close the transfer books for such period, not exceeding thirty days (except at or in connection with the termination of the Trust), as the Trustees may determine; or without closing the transfer books, the Trustees may fix a date and time not more than sixty days prior to the date of any dividend or distribution as the date and time of record for the determination of Shareholders entitled to be treated as Shareholders of record for purposes of such dividend or distribution, even though such Shareholder has since that date and time disposed of such Shares, and no Shareholder becoming such after that date and time shall be so entitled to be treated as a Shareholder of record for purposes of such dividend or distribution.

Section 5.4. Quorum and Required Vote. (a) The holders of one-third of the Shares entitled to vote on any matter at a meeting present in person or by proxy shall constitute a quorum at such meeting of the Shareholders for purposes of conducting business on such matter. When any one or more Series or Classes is to vote separately from any other Series or Classes of Shares, holders of one-third of the Shares entitled to vote of each such Series or Class shall constitute a quorum at a Shareholders’ meeting of that Series or Class. The absence from any meeting, in person or by proxy, of a quorum of Shareholders for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, a quorum of Shareholders in respect of such other matters. With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons in any action to be taken may be counted for quorum purposes under this Section and shall be entitled to vote to the extent not prohibited by the 1940 Act.

(b) Subject to any provision of applicable law, this Declaration of Trust or a resolution of the Trustees specifying a greater or a lesser vote requirement for the transaction of any item of business at any meeting of Shareholders, the affirmative vote of a majority of the Shares present in person or represented by proxy and entitled to vote on the subject matter shall be the act of the Shareholders with respect to such matter; provided that, (i) where any provision of law or of this Declaration of Trust requires that the holders of any Series or Class shall vote as a Series or Class, then the affirmative vote of a majority of the Shares of such Series or Class present in person or represented by proxy and entitled to vote on the subject matter shall decide that matter insofar as that Series or Class is concerned, and provided that (ii) the Trustees shall be elected by a plurality of the votes of the Shares present in person or represented by proxy at the meeting and entitled to vote on the election of Trustees.

Section 5.5. Action by Written Consent. Subject to the provisions of the 1940 Act and other applicable law, any action taken by Shareholders may be taken without a meeting if the minimum number of Shareholders that would have been required to approve the action if the vote were taken at a duly held meeting consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

Section 5.6. Inspection of Records. No shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the shareholders.

Section 5.7. Additional Provisions. The Bylaws may include further provisions for Shareholders’ votes and meetings and related matters not inconsistent with the provisions hereof.

ARTICLE VI

LIMITATION OF LIABILITY; INDEMNIFICATION

Section 6.1. Trustees, Shareholders, etc. Not Personally Liable; Notice

. All persons extending credit to, contracting with or having any claim against the Trust shall look only to the assets of the Series with which such person dealt for payment under such credit, contract or claim; and neither the Shareholders of any Series nor the Trustees, nor any of the Trust’s officers, employees or agents, whether past, present or future, nor any other Series shall be personally liable therefor. Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust, any Series or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only by or for the Trust (or the Series) or the Trustees and not personally. Nothing in this Declaration of Trust shall protect any Trustee or officer against any liability to the Trust or the Shareholders to which such Trustee or officer would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee or of such officer.

Section 6.2. Trustees’ Good Faith Action; Expert Advice; No Bond or Surety. The exercise by the Trustees of their powers and discretion hereunder shall be binding upon everyone interested. A Trustee shall be liable for the Trustee’s own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. Subject to the foregoing, (a) the Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, consultant, adviser, administrator, distributor or principal underwriter, custodian or transfer, dividend disbursing, shareholder servicing or accounting agent of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee; (b) the Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust and their duties as Trustees, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice; and (c) in discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees by any officer appointed by them, any independent public accountant, and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of a Contracting Party appointed by the Trustees pursuant to Section 3.3. The Trustees as such shall not be required to give any bond or surety or any other security for the performance of their duties.

Section 6.3. Indemnification of Shareholders. In case any Shareholder (or former Shareholder) of any Series of the Trust shall be charged or held to be personally liable for any obligation or liability of the Trust solely by reason of being or having been a Shareholder and not because of such Shareholder’s acts or omissions or for some other reason, said Series (upon proper and timely request by the Shareholder) shall assume the defense against such charge and satisfy any judgment thereon, and the Shareholder or former Shareholder (or such Shareholder’s or former Shareholder’s heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of said Series estate to be held harmless from and indemnified against all loss and expense arising from such liability.

Section 6.4. Indemnification of Trustees, Officers, etc. The Trust shall indemnify (from the assets of the Series in question) each of its Trustees and officers (including persons who serve at the Trust’s request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise (hereinafter referred to as a “Covered Person”)) to the fullest extent consistent with Delaware law and the 1940 Act against all liabilities, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountants’ and counsel fees, incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Trustee or officer, director or trustee, except with respect to any matter as to which it has been determined that such Covered Person (i) did not act in good faith in the reasonable belief that such Covered Person’s action was in or not opposed to the best interests of the Trust or (ii) had acted with willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office (either and both of the conduct described in (i) and (ii) being referred to hereafter as “Disabling Conduct”). A determination that the Covered Person is entitled to indemnification may be made by (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of Disabling Conduct, (ii) dismissal of a court action or an administrative proceeding against a Covered Person for insufficiency of evidence of Disabling Conduct, or (iii) a reasonable determination, based upon a review of the facts, that the Covered Person was not liable by reason of Disabling Conduct by (a) a vote of a majority of a quorum of Trustees who are neither “interested persons” of the Trust as defined in section 2(a)(19) of the 1940 Act nor parties to the proceeding, or (b) an independent legal counsel in a written opinion. Expenses, including accountants’ and counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), may be paid from time to time by the Series in question in advance of the final disposition of any such action, suit or proceeding, provided that the Covered Person shall have undertaken to repay the amounts so paid to the Series in question if it is ultimately determined that indemnification of such expenses is not authorized under this Article VI and (i) the Covered Person shall have provided security for such undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of Trustees who are neither “interested persons” of the Trust as defined in section 2(a)(19) of the 1940 Act nor parties to the proceeding, or an independent legal counsel in a written opinion, shall have determined, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification. Notwithstanding anything to the contrary in this Declaration of Trust, (i) for all purposes of this Article VI, a majority of Trustees who are neither “interested persons” of the Trust as defined in section 2(a)(19) of the 1940 Act nor parties to the proceeding shall constitute a quorum unless there is only one such Trustee, in which case such one such Trustee shall constitute a quorum, and (ii) any limitation on indemnification or advancement in this Article VI (including any requirements to be entitled to receive indemnification or advancement) shall apply only to the extent required under the 1940 Act.

Section 6.5. Compromise Payment. As to any matter disposed of by a compromise payment by any such Covered Person referred to in Section 6.4, pursuant to a consent decree or otherwise, no such indemnification either for said payment or for any other expenses shall be provided unless such indemnification shall be approved (a) by a majority of the disinterested Trustees who are not a party to the proceeding or (b) by an independent legal counsel in a written opinion. Approval by the Trustees pursuant to clause (a) or by independent legal counsel pursuant to clause (b) shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with any of such clauses as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person’s action was in or not opposed to the best interests of the Trust or to have been liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office.

Section 6.6. Indemnification Not Exclusive, etc. The right of indemnification provided by this Article VI shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Article VI, “Covered Person” shall include such person’s heirs, executors and administrators, an “interested Covered Person” is one against whom the action, suit or other proceeding in question or another action, suit or other proceeding on the same or similar grounds is then or has been pending or threatened, and a “disinterested” person is a person against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending or threatened. Nothing contained in this Article VI shall affect any rights to indemnification to which personnel of the Trust, other than Trustees and officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such person.

Section 6.7. Liability of Third Persons Dealing with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

ARTICLE VII

MISCELLANEOUS

Section 7.1. Duration; Termination of the Trust or Any Series or Class.

(a) Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be dissolved at any time by the Trustees (without Shareholder approval). Any Series of Shares may be dissolved at any time by the Trustees (without Shareholder approval). Any Class may be terminated at any time by the Trustees (without Shareholder approval). Any action to dissolve the Trust shall be deemed to also be an action to dissolve each Series, and to terminate each Class.

(b) Notwithstanding anything contained herein to the contrary of this Section 7.1 and in accordance with Section 3808 of the Delaware Statutory Trust Act, upon the requisite action by the Trustees to dissolve the Trust or any one or more Series of Shares, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Trust or of the particular Series as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets of the Trust or of the affected Series to distributable form in cash or Shares (if any Series remain) or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the Trust or any applicable Series, ratably according to the number of Shares of the Trust or such Series held by the several Shareholders of the Trust or such Series on the date of distribution. Thereupon, any affected Series shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all parties with respect to such Series shall be canceled and discharged. Upon the requisite action by the Trustees to terminate any Class, the Trustees may, to the extent they deem it appropriate, follow the procedures set forth in this Section 7.1(b) with respect to such Class that are specified in connection with the dissolution and winding up of the Trust or any Series of Shares. Alternatively, in connection with the termination of any Class, the Trustees may treat such termination as a redemption of the Shareholders of such Class effected pursuant to Section 4.2(e) of this Declaration of Trust, provided that the costs relating to the termination of such Class shall be included in the determination of the net asset value of the Shares of such Class for purposes of determining the redemption price to be paid to the Shareholders of such Class (to the extent not otherwise included in such determination). In connection with the dissolution and liquidation of the Trust or any Series and in connection with the termination of any Class, the Trustees may provide for the establishment of a liquidating trust or similar vehicle.

(c) Following completion of winding up of the Trust’s business, the Trustees shall cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with the Delaware Statutory Trust Act, which certificate of cancellation may be signed by any one Trustee. Upon the filing of such certificate of cancellation, the Trust shall terminate, the Trustees shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all parties with respect to the Trust shall be canceled and discharged.

Section 7.2. Reorganization. Any transaction effected pursuant to this Section 7.2 with respect to the Trust or any Series may be authorized in accordance with Section 3.2 of this Declaration of Trust and without Shareholder approval unless such approval is required by the 1940 Act. The Trustees shall provide written notice to affected Shareholders of a transaction effected under this Section 7.2.

The Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, sell, convey, merge and transfer the assets of the Trust (any such transaction is referred to in this Section 7.2 as a “transfer”), to another trust, partnership, association or corporation organized under the laws of any state of the United States, in exchange for cash, shares or other securities with such transfer either (1) being made subject to, or with the assumption by the transferee of, the liabilities belonging to the Trust, or (2) not being made subject to, or not with the assumption of such liabilities.

The Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, transfer the assets belonging to any one or more Series, to another trust, partnership, association or corporation organized under the laws of any state of the United States, or to the Trust to be held as assets belonging to another Series of the Trust, in exchange for cash, shares or other securities (including, in the case of a transfer to another Series of the Trust, Shares of such other Series) with such transfer either (1) being made subject to, or with the assumption by the transferee of, the liabilities belonging to each Series the assets of which are so transferred, or (2) not being made subject to, or not with the assumption of such liabilities. Following such transfer, the Trustees shall distribute such cash, shares or other securities (giving due effect to the assets and liabilities belonging to and any other differences among the various Series the assets belonging to which have so been transferred) among the Shareholders of the Series the assets belonging to which have been so transferred; and if all of the assets of the Series have been so transferred, the Series shall be terminated.

The Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, (1) consolidate the Trust, either as successor, survivor or non-survivor, with one or more other trusts, partnerships, associations or corporations organized under the laws of the State of Delaware or any other state of the United States, to form a new consolidated trust, partnership, association or corporation under the laws of which any one of the constituent entities is organized, or (2) merge the Trust, either as successor, survivor or non-survivor, into one or more other trusts, partnerships, associations or corporations organized under the laws of the State of Delaware or any other state of the United States, or have one or more such trusts, partnerships, associations or corporations merged into it, any such consolidation or merger to be upon such terms and conditions as are specified in an agreement and plan of reorganization entered into by the Trust, in connection therewith.

The Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, (1) consolidate any one or more Series, either as successor, survivor or non-survivor, with one or more other trusts, partnerships, associations or corporations organized under the laws of the State of Delaware or any other state of the United States, to form a new consolidated trust, partnership, association or corporation under the laws of which any one of the constituent entities is organized, or (2) merge any one or more Series, either as successor, survivor or non-survivor, into one or more other trusts, partnerships, associations or corporations organized under the laws of the State of Delaware or any other state of the United States, or have one or more such trusts, partnerships, associations or corporations merged into it, any such consolidation or merger to be upon such terms and conditions as are specified in an agreement and plan of reorganization entered into by one or more Series, as the case may be, in connection therewith. The terms “merge” or “merger” as used herein shall also include the purchase or acquisition of any assets of any other trust, partnership, association or corporation which is an investment company organized under the laws of the State of Delaware or any other state of the United States.

The foregoing provisions shall also apply, with appropriate modifications as determined by the Trustees, to the transfer, consolidation or merger of any Class of any Series.

Section 7.3. Amendments. This Declaration of Trust may be restated and/or amended at any time by (i) an instrument in writing signed by a majority of the Trustees then holding office or (ii) adoption by a majority of the Trustees then holding office of a resolution specifying the restatement and/or amendment. Any such restatement and/or amendment hereto shall be effective immediately upon such execution or adoption. No vote or consent of any Shareholder shall be required for any amendment to this Declaration of Trust except (i) as determined by the Trustees in their sole discretion or (ii) as required by federal law, including the 1940 Act, but only to the extent so required. Any officer of the Trust is authorized from time to time to restate this Declaration of Trust into a single instrument to reflect all amendments hereto made in accordance with the terms hereof. The Certificate of Trust of the Trust may be restated and/or amended by any Trustee as necessary or desirable to reflect any change in the information set forth therein, and any such restatement and/or amendment shall be effective immediately upon filing with the Office of the Secretary of the State of Delaware or upon such future date as may be stated therein. Notwithstanding anything else herein, no amendment hereof shall limit the rights to indemnification referenced in Article VI of this Declaration of Trust with respect to any actions or omissions of persons covered thereby prior to such amendment nor shall any amendment impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or permit assessments upon Shareholders.

Section 7.4. Filing of Copies; References; Headings. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust or maintained electronically where it may be inspected by any Shareholder in accordance with the Bylaws. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made, as to the identities of the Trustees and officers, and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. In this instrument and in any such amendment, references to this instrument, and all expressions like “herein”, “hereof” and “hereunder” shall be deemed to refer to this instrument as a whole as the same may be amended or affected by any such amendments. The masculine gender shall include the feminine and neuter genders. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

Section 7.5. Governing Law. This Declaration of Trust is created under and is to be governed and construed in accordance with the laws of the State of Delaware (except for conflict-of-laws provisions or doctrines thereof), and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to laws of said State, and reference shall be specifically made to the Delaware Statutory Trust Act as to the construction of matters not specifically covered herein or as to which an ambiguity exists, although such law shall not be viewed as limiting the powers otherwise granted to the Trustees hereunder and any ambiguity shall be viewed in favor of such powers.

Notwithstanding the foregoing, there shall not be applicable to the Trust, the Trustees or this Declaration of Trust, the provisions of Section 3540 of Title 12 of the Delaware Code or any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Statutory Trust Act) pertaining to trusts that relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining a court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums applicable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees that are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration of Trust.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals for themselves and their assigns, this 24th day of February, 2025. This instrument may be executed in one or more counterparts, all of which shall together constitute a single instrument.

/s/ Vernon Barback	/s/ Michelle L. Cahoon
Vernon Barback	Michelle L. Cahoon

/s/ Michael Day	/s/ Julie Dien Ledoux
Michael Day	Julie Dien Ledoux

/s/ Ellen M. Needham	/s/ Jeremy May
Ellen M. Needham	Jeremy May

/s/ Jeannie Shanahan	/s/ Raymond P. Tennison, Jr.
Jeannie Shanahan	Raymond P. Tennison, Jr.

/s/ Jack R. Thompson
Jack R. Thompson

SCHEDULE A

SERIES

As of February 24, 2025

Series	Class
U.S. Small Cap Equity Active ETF	N/A
International Developed Equity Active ETF	N/A
Global Equity Active ETF	N/A
Emerging Markets Equity Active ETF	N/A
Global Infrastructure Active ETF	N/A